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EXHIBIT 5

OPINION AND CONSENT OF URSULA B. BARTELS

December 9, 2004

Chiron Corporation
4560 Horton Street
Emeryville, California 94608

Re:
Chiron Corporation—Registration Statement for Offering of
$35,400,000 of Deferred Compensation Obligations

Ladies and Gentlemen:

        I have acted as counsel to Chiron Corporation, a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of the deferred compensation obligations of the Company under the Company's Supplemental Retirement Plan and the Supplemental Executive Retirement Plan (collectively, the "Plans").

        This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

        On the basis of such investigation as I deemed necessary, I am of the opinion that, if, as and when the deferred compensation obligations are issued pursuant to the provisions under the Plans and in accordance with the Registration Statement, such obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general principals of equity.

        I consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving the opinion set forth in this letter, I do not hereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.

        This opinion letter is rendered as of the date first written above and I disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to my attention and which may alter, affect or modify the opinion expressed herein. My opinion is expressly limited to the matters set forth above and I render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the deferred compensation obligations of the Company under the Plans.

Very truly yours,
/s/ Ursula B. Bartels Ursula B. Bartels Vice President and General Counsel

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  EXHIBIT 5
OPINION AND CONSENT OF URSULA B. BARTELS